Exhibit 32.1

Exhibit 32.1—CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Luna Innovations Incorporated (the “Company”) on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dale E. Messick, Interim President and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2011

/s/ DALE E. MESSICK
Dale E. Messick Interim President and Chief Operating Officer (Principal Executive Officer)